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                                                                    EXHIBIT 23-a



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


          We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 for the registration of $ 4,000,000,000 of debt securities, warrants to purchase debt securities and preferred stock and in the related Prospectus of Morgan Stanley Group Inc. for $4,979,469,782 of the same securities and to the incorporation by reference therein of our report dated February 22, 1994 with respect to the consolidated financial statements and financial statement schedules of Morgan Stanley Group Inc. included and incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended January 31, 1994, filed with the Securities and Exchange Commission.


                                          /s/  Ernst & Young
                                          -------------------




New York, New York
February 24, 1995